UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

SEARS, ROEBUCK AND CO. (Exact name of registrant as specified in charter)

New York (State or Other Jurisdiction of Incorporation)	1-416 (Commission File Number)	36-1750680 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)		60179 (Zip code)
Registrant's telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On January 28, 2005, the Compensation Committee of the Registrant's Board of Directors approved earnings per share targets as the sole performance criteria for 2005 under the Registrant's Annual Incentive Plan for all of the Company's executive officers except for Ms. Mindy Meads, Executive Vice President of the Registrant and President and Chief Executive Officer of Lands' End, Inc., for whom the criteria are 50% earnings per share and 50% Lands' End, Inc.'s pre-tax profit ratio. These performance criteria will be cancelled without any obligation on the part of the Registrant upon effectiveness of the pending business combination transaction between the Registrant and Kmart Holding Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS, ROEBUCK AND CO.
By:	/s/ Michael J. Graham Michael J. Graham Vice President and Controller

Date: February 11, 2005

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